                                                                    EXHIBIT 10.1

          MetroNet                                          1-888-8METNET
       COMMUNICATIONS

                             VPOP SERVICE AGREEMENT
THE CUSTOMER AND METRONET AGREE THAT METRONET WILL PERFORM, FOLLOWING RECEIPT OF APPROPRIATE CREDIT APPROVAL FOR CUSTOMER, CERTAIN SERVICES FOR THE CUSTOMER, ALL IN ACCORDANCE WITH THIS SERVICE AGREEMENT AND THE TERMS AND CONDITIONS ON THE OPPOSITE SIDE OF THIS FORM.

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BILLING INFORMATION                                                             SERVICE SITES
---------------------------------------------------------------------------------------------------------------
Yes IC Communications                             Site A                        16 Four Seasons Place
                                                                                #108
---------------------------------------------------------------------------------------------------------------
16 Four Seasons Place #108                        Site B                        555 W. Hostings  $1560
                                                                                Vancouver
---------------------------------------------------------------------------------------------------------------
Toronto Ont.  M9B 6E7                             Site C
---------------------------------------------------------------------------------------------------------------
Kevin Brook                                       Site D
---------------------------------------------------------------------------------------------------------------
Tel: 622-6614    Fax: 622-3348
---------------------------------------------------------------------------------------------------------------

                             ORDER SPECIFICATIONS

---------------------------------------------------------------------------------------------------------------
SITE      SERVICE                   ACCESS           TERM          MONTHLY*         INSTALL
                                                                   FEE              FEE*
---------------------------------------------------------------------------------------------------------------
          Home Gateway Access       Ethernet         5 years                        $25 per port
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
MODEM PORTS                CITY                         MONTHLY*                INSTALL
NUMBER OF                                               FEE                     FEE*
PORTS
---------------------------------------------------------------------------------------------------------------
   230                     CALGARY                      $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     EDMONTON                     $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     MONTREAL                     $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
unlimited                  TORONTO                      $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
unlimited                  VANCOUVER                    $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     LONDON                       $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     OTTAWA                       $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     WINNIPEG                     $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     QUEBEC CITY                  $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
   230                     KITCHENER/WATERLOO           $75 per port            $25 per port
-----------------------------------------------------------------------------------------------------------------
                                        TOTAL
-----------------------------------------------------------------------------------------------------------------

SPECIAL INSTRUCTIONS
60 month contract.  Flat pricing of $75.00 including backhaul via ATM/TLS.

THE TERMS AND CONDITIONS ON THE OPPOSITE SIDE OF THIS SERVICES AGREEMENT AND ALL ATTACHED SCHEDULES ARE AN INTEGRAL PART OF THIS SERVICES AGREEMENT, ARE ENFORCEABLE AND BINDING, AS BETWEEN METRONET AND THE CUSTOMER AND HAVE BEEN READ BY THE CUSTOMER PRIOR TO EXECUTION OF THIS SERVICES AGREEMENT. THIS SERVICES AGREEMENT IS NOT BINDING UNLESS AND UNTIL IT HAS BEEN SIGNED BY AN AUTHORIZED OFFICER OF EACH PARTY.

METRONET COMMUNICATIONS GROUP INC. CUSTOMER

-----------------------------------------------------------------------------------------------------------------
C. Miller                           CMZ                    Yes IC Communications
-----------------------------------------------------------------------------------------------------------------
/s/ Cynthia Miller                                         /s/ Kevin B. Brook
-----------------------------------------------------------------------------------------------------------------
Cynthia Miller                      Director               Kevin B. Brook                  President
-----------------------------------------------------------------------------------------------------------------
Dec. 15/98                                                 15th Dec. 98
-----------------------------------------------------------------------------------------------------------------

BACKGROUND INFORMATION (FOR INTERNAL USE ONLY)

1.  THE SERVICES

(a) MetroNet shall perform the Services during the Term such that they are accessible by the Customer at the Customer's location(s) specified on the opposite side of this form or on any attached schedule(s) (the "Service Sites"). MetroNet reserves the right to perform the Services on its own network, when available, without notice to the Customer.

(b) MetroNet may install such wiring, cable, circuits, instruments, equipment and other plant (collectively, as pertains to a Service Site) as are necessary to connect each of the sites to MetroNet's telecommunications network and to permit performance of the Services.

(c) MetroNet shall begin performing the Services upon installation, or so soon thereafter as reasonably agreed to between the parties, and continue the performance during the term, unless Services are earlier terminated in accordance with this Services Agreement.

(d) MetroNet may provide the Customer with such equipment (the "Equipment") to provide the Customer access to the Services at the Service Sites. The Equipment shall be supplied and installed by MetroNet up to the Customer Demarcation Point, as defined by MetroNet. The Equipment shall be maintained and repaired only by MetroNet or MetroNet's authorized agents. MetroNet may provide additional services and/or equipment beyond the Customer Demarcation Point for Fee(s), in addition to the Install Fee(s) and Monthly Fee(s), specified on the opposite side of this form or on any attached schedule(s).

(e) The Customer acknowledges that, MetroNet is the sole and exclusive owner of all right, title and interest in the Equipment, or has obtained the right to make the Equipment available for use by the Customer from a third party. The Equipment will at all times remain the property of MetroNet or such third party, as the case may be, regardless of the manner in which it is installed in or attached at the Service Sites. The Customer may not mortgage, sell, transfer, lease, encumber or assign all or part of the Equipment to any third party. The Customer shall be responsible for any loss, cost, claim or damage caused to or by the Equipment from any cause whatsoever including, without limitation, a mysterious disappearance or theft, or in connection with its installation, removal, use, maintenance or repair, unless such loss or damage is due to the negligence or willful misconduct of MetroNet.

2.  MAINTENANCE, TESTING AND CONFIGURATION OF THE SERVICES

(a) MetroNet may, without penalty (and specifically without the penalty set out in Section 6 below), suspend the provision of the Services to the Customer, for a reasonable length of time, in order to maintain, test or configure the Services.

(b) The Customer shall bear the expense of any repair or replacement or maintenance service to the Equipment which is not due to reasonable wear and tear or negligence of MetroNet and MetroNet reserves the right to change for unnecessary service calls requested by the Customer. The Customer shall, promptly upon the receipt of the MetroNet invoice therefore, pay any related labour charges, at the then current hourly rates for service calls, any related repair charges which MetroNet pays to third parties in connection therewith, the cost of any parts, equipment or other required plant work and all other related expenses.

(c) MetroNet's Customer Care Center shall be the sole contact for reporting trouble with respect to the Services. The telephone number is 1-888-8METNET or 1-888-863-8638 or such other number as may be communicated by MetroNet to the Customer. On receipt of a trouble report, MetroNet shall initiate maintenance action. Following correction of the trouble, MetroNet shall complete the trouble ticket and inform the Customer that Service has been restored.

3.   CUSTOMER RESPONSIBILITIES

(a) Access, Space & Equipment. - In order to enable MetroNet to provide the Services, the Customer shall provide or cause to be provided to MetroNet, at each Site at no cost to MetroNet and in a timely manner:

       (i) any easements, rights of access and rights of way over property owned or controlled by the Customer or on the property or in the building in which such Site(s) is(are) located, required for the installation, operation and maintenance of the Equipment. When special construction work is necessary at the request of the Customer, or when MetroNet is required by a competent authority to move any poles, conduits, plant, wiring, circuits, instruments, equipment, fixtures and facilities, MetroNet may, in its sole discretion, require the Customer to pay the cost thereof.

       (ii) adequate space for Equipment, including access to the Site for the installation, operation and maintenance of the Services. The location of any Equipment to be installed at a Site shall be determined by MetroNet in consultation with the Customer;

       (iii) all necessary cable conduit on the Customer's premises, as required. Additional charges may apply for such cable conduits;

       (iv) suitable Equipment shelter at each Site, including the required environmental control systems, lighting and security provision according to MetroNet specifications;

       (v) any electrical outlets and conditioned electrical power required at each Site, and payment for the consumption thereof in connection with the installation, operation and maintenance of the Services;

       (vi) any cable, wiring, modems, switching equipment or amplifiers required to interface each service with the Customer's communication equipment at each Site;

       (vii) the wiring list for the interface cables to MetroNet communications equipment;

       (viii) an on-site contact and the telephone number at the Site by which MetroNet will be able to contact the Customer by telephone; and

       (ix) any information pertaining to the Customer's network or equipment which, in the sole discretion of MetroNet, is required for MetroNet to provide the Services to the Customer hereunder.

(b) The Customer shall not place locks or other similar devices on the Equipment that would restrict access by MetroNet in accordance with Section 3(a).

(c) The Customer shall not re-arrange, disconnect remove or otherwise tamper or interfere with the communications services or other operations of MetroNet or its other customers or the Equipment and shall not connect, attach or use so as to operate in conjunction with the Equipment any equipment, apparatus, or device which is not provided by MetroNet, or approved in writing by MetroNet whether physically, by induction or otherwise and shall not permit any person to do any of the foregoing to the extent any of the Equipment are located on the Customer's premises or under the Customer's control. Any equipment, apparatus or device not provided by MetroNet must be removed by the Customer upon request by MetroNet for testing and trouble analysis.

(d) The Customer shall not interfere with or damage the communications services, Equipment or other operations of MetroNet or its other customers.

(e) The Customer shall use its best efforts to not create or permit to exist any liens or encumbrances on the Equipment.

(f) Restrictions on Use of Service

       (i) The Customer is prohibited from using the Services or permitting them to be used for a purpose or in a manner for which they were not originally provided without the prior consent of MetroNet.

       (ii) The Customer shall not resell, or share the Services where such re-sale or sharing would cause MetroNet to violate the terms of its interconnection arrangements with other carriers.

       (iii) Unless otherwise specified in a schedule to this Agreement, the Customer shall not permit third parties (which term shall be deemed to exclude the Customer's affiliates as defined in the Canada Business Corporations Act), to initiate any transmission from any of the Sites and shall not itself initiate any transmissions on behalf of any third party from any of the Sites, except where such initiation or transmission is part of the primary business of the Customer.

4.  LIMITATION OF LIABILITY AND INDEMNITY

(a) In no event shall MetroNet or any of its directors, officers, employees, contractors, landlords or agents (it being acknowledged by each of the parties that for purposes of this article only, MetroNet is contracting as agent on behalf of its directors, officers, employees, contractors, landlords and agents) be liable for incidental, consequential, special or indirect damages (including, without limiting the generality of the foregoing, costs and expenses and legal fees) arising from or in connection with the breach of any provision of this Agreement or any tort including, without limiting the generality of the foregoing, the negligence of MetroNet or any of its directors, officers, employees, contractors or agents. Without limiting the generality of the foregoing, such excluded damages, costs and expenses shall include loss of goodwill, loss of earnings, failure to realize expected savings, loss of profits, loss of business opportunities, loss of financial support, loss of family, personal injuries, mental suffering, loss of life, loss of use, electrical shocks, burns, fires or explosions and incidental, consequential, special, direct or indirect damages arising from or in connection with any claims made against MetroNet by a third party whether or not such damages are foreseeable and whether or not MetroNet has been advised of the possibility of such damages arising from or being connected to the Service or the installation, operation or maintenance of the Equipment. Other than liability for the foregoing, MetroNet shall not be liable for any loss, cost, claim or damage (including the loss of the Customer's data) suffered or incurred by the Customer or any third party. In the event any such claim is made against MetroNet or any of its directors, officers, employees, contractors, landlords or agents, to the extent the MetroNet indemnifies any of such parties, the Customer shall indemnify MetroNet.

(b) In no event shall MetroNet be liable for the use of the Equipment and Services by the Customer or any third party for unlawful or illegal purposes or any purpose which is contrary to MetroNet's acceptable use policies. Customer will indemnify and hold harmless MetroNet from any losses, damages, costs or expenses resulting from any allegation, claim or action arising out of or relating to use of the Equipment and Services by the Customer or any third party, for unlawful or illegal purposes, or any purpose which is contrary to MetroNet's acceptable use policies, including, without limitation, suits, claims or judgments for libel, slander, infringement of copyright or trademark, breach of any term of hereof or based on any other legal theory howsoever arising from the content of the transmission and any and all costs, damages, and expenses (including legal fees) in connection therewith.

(c) METRONET MAKES NO REPRESENTATIONS, WARRANTIES, CONDITIONS OR GUARANTEES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES OR ANY OTHER REPRESENTATIONS, WARRANTIES, CONDITIONS OR GUARANTEES REGARDING THE SERVICES OR THE EQUIPMENT, WHETHER EXPRESS OR IMPLIED IN LAW OR IN FACT, OR IN WRITING, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT. THE CUSTOMER ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION, WARRANTY, CONDITION OR GUARANTEE MADE BY METRONET.

(d) Notwithstanding any provision contained in this Services Agreement to the contrary, in no event will the aggregate liability of MetroNet, its affiliates and their directors, officers, employees, agents, consultants or subcontractors to the Customer or to any other party for damages, direct or otherwise, arising out of or in connection with this Services Agreement exceed the fees payable hereunder by the Customer within the period of twelve (12) months immediately preceding the occurrence of such breach or tort or such shorter period as may have elapsed between commencement of the term of this Services Agreement and such occurrence regardless of the cause or form of action, whether claims are grounded in contract, tort (including negligence) or strict liability.

5.  FEE(S)

(a) The Fee(s) specified on the opposite side of this form, including any security deposit, shall be paid by the Customer to MetroNet in accordance with Section 5(b) herein in full without any right of set-off or deduction. The Customer shall pay MetroNet any applicable sales, use, goods and services, value added or similar taxes, payable with respect to the Fee(s), or otherwise arising with respect to this Services Agreement.

(b) MetroNet will invoice the Customer for the Install Fee(s) (and any applicable taxes) following installation. MetroNet will invoice the Customer the Monthly Fee(s) (and any applicable taxes) on a monthly basis. The Customer shall pay to MetroNet all invoices by the payment due date printed on the invoice. A late payment charge of 1.0% per month may be applied to any invoice for which payment has not been received by MetroNet by the payment due date printed on the invoice. In the event that a particular Service is commenced on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the Monthly Fee(s) for said Service for such calendar month shall be pro-rated based on a thirty (30) day month.

(c) Where payments have been made for charges that should not have been billed, or that were overbilled, the Customer will be credited with the overpayment back to the date of the error up to a maximum of one year from the date the error was identified. However, if the Customer does not dispute the charge within one year of the date of a statement that shows the charges correctly, the right to have the excess credited for the period prior to such statement is lost.

(d) Unless there has been deception by a Customer with regard to a charge, Customers are not responsible for paying a previously unbilled or underbilled charge except where it is correctly billed within a period of one year from the date it was incurred. If there has been deception by a Customer, MetroNet is entitled to charge the Customer interest on the amount of the correction of the rate specified in section 5(b) hereof.

(e) MetroNet shall have the right to increase its charges upon thirty (30) days prior written notice due to increases in the rates by carriers whose services are used by MetroNet in providing the Services. The new rates will be applied to the Customer regardless of the contract term for the Service. In the event that MetroNet imposes new rates, the Customer may, at its option, indicate its intention to terminate the applicable Service without penalty by written notice to MetroNet within fifteen (15) days of the date MetroNet gives notice of the price increase. MetroNet may, by written notice to the customer on or prior to the effective date of the price increase, rescind the price increase, in which case the Customer shall not be entitled to terminate the applicable Service.

6.  REBATES IN THE EVENT OF SERVICE INTERRUPTION

When a Service Interruption occurs for a period of at least six (6) hours in any twenty-four (24) hour period after MetroNet's receipt of written notice from the Customer, the Customer shall be credited with an allowance equal to one-quarter (1/4) of the Monthly Fee(s) for that particular month applicable to the Service which is rendered useless or substantially impaired, per day of the Service Interruption. "Service Interruption" means a failure by MetroNet to provide the Services (or a particular Service) substantially in accordance with service specifications (set by MetroNet from time to time) for reasons other than:

(a) capacity shortages  not caused by MetroNet;

(b) the failure or non-performance of any service, equipment or facilities provided by the customer, a interexchange carrier or any other third party;

(c) any act or omission by the Customer including, without limitation, interruptions required to correct interference to a Service caused by the Customer's equipment connected to or used in conjunction with the Service;

(d) any unlawful, illegal or improper use of the Equipment or any Service;

(e) any period during which MetroNet interrupts the performance of the Services in order to perform tests, maintenance or adjustments to the Equipment;

(f) the occurrence of an event of Force Majeure; (see Section 11, below);

(g) interruptions due to power fluctuations or power failure at the Service
    Sites;

(h) when access can not be readily and immediately gained to the Service Sites;

(i) durations when tests, maintenance, and adjustments are delayed at the request of the Customer; or

(j) interruptions due to actions or omissions of the Customer, its officers, employees, agents, contractors, landlords or invitees.

7.  TERMINATION

(a) This Services Agreement hall become effective on the date upon which the Services Agreement is executed by MetroNet, and shall continue in full force and effect until either:

       i) the term of the contract has expired when specified on the front of this Services Agreement; or

       ii) The Services Agreement is terminated in accordance with Section 7 of this Services Agreement.

(b) MetroNet may terminate any Service or this Services Agreement, or MetroNet's option, immediately, without further obligation to the Customer in the event of:

       i)   any failure by the Customer to pay any Fee(s);

       ii) any other breach of this Services Agreement or MetroNet's acceptable use policies by the Customer which cannot be cured or is not cured within thirty (30) days of MetroNet notifying the Customer of such breach;

       iii) any merger, consolidation, acquisition, or the sale, lease or other transfer of all or substantially all of the assets or voting shares of the Customer, or any other change in the control or ownership of the Customer;

       iv) if any licenses, easements, rights-of-way, permits or regulatory authorization or approvals required by MetroNet to permit it to fulfill its obligations in respect of the Services in a lawful manner cannot be obtained or are obtained but are subject to conditions involving expense to MetroNet or are terminated or revoked or expire and are not renewed without expense to MetroNet or if the provision of the Services would violate any applicable federal, provincial or municipal law, regulation or bylaw or would otherwise be unlawful;

       v) if the Customer should file a petition in bankruptcy, voluntary or involuntary, or become insolvent or reorganize or make any assignment for the benefit of creditors or make any arrangements or otherwise become subject to any proceedings under applicable bankruptcy laws or insolvent laws with a trustee, or receiver appointed in respect of a substantial portion of the assets of the Customer, or in the event the Customer liquidates or winds up its daily operations for any reason whatsoever.

(c) The Customer may terminate this Services Agreement immediately, without further obligation to MetroNet:

       i) by paying immediately to MetroNet 50% of the remaining value of this Services Agreement; or

       ii) in the event of more than five (5) Service Interruptions, as set out in Section 6, happening in any thirty (30) day period; or

       iii) in the event of any other breach of this Services Agreement by MetroNet which cannot be cured or is not cured within thirty (30) days of the Customer notifying MetroNet of such breach; or

       iv)  in the event of a Force Majeure as outlined in Section 11.

(d) Upon termination:

       i)   MetroNet may immediately remove any Equipment from the Service
            Sites;

       ii) The Customer shall pay MetroNet any and all amounts owed by Customer to MetroNet pursuant to this Services Agreement and all costs (including reasonable legal fees incurred by MetroNet in attempting to protect MetroNet's rights or remedies, or to cause the Customer's compliance with its obligations pursuant to this Services Agreement; and

       iii) In the case of termination by MetroNet in accordance with subsections 7(b)(i), 7(b)(ii), the Customer shall pay MetroNet all Monthly Fee(s) obligations for the remaining portion of the Term.

8.  ASSIGNMENT

Neither party may assign any rights or obligations under this Services Agreement to any third party without the express written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, MetroNet may assign its rights or obligations under this Services Agreement to any affiliate or by way of security to a creditor without the consent of the Customer.

9.  SECURITY OF TRANSMISSIONS

MetroNet does not represent, warrant, covenant or guarantee that transmission initiated by the Customer in the course of using the Services cannot be received or intercepted by other person(s).

10. CONFIDENTIALITY

Each party (the "Receiving Party") shall maintain the confidentiality of all confidential information disclosed by the other party (including the existence and terms of this Services Agreement) and shall not copy or use only such confidential information except as contemplated by this Services Agreement. the foregoing shall not apply to information which is or becomes publicly known otherwise than by reason of a breach of this Services Agreement by the receiving Party or has been independently developed outside the scope of this Services Agreement. Where the Receiving Party is required by law to disclose confidential information, it shall use best efforts to minimize the extent of disclosure of the confidential information and to obtain an undertaking from the recipient to maintain the confidentiality thereof. MetroNet may disclose the Customer's confidential information to MetroNet's subcontracts, provided that such subcontractors agree to be bound by confidentiality provision equivalent to this Section.

11. FORECLOSURE

(a) If at any time during the Term MetroNet is unable to provide a Service of the Services by reason of the occurrence of an event of Force Majeure (defined in Section 11(b)), MetroNet will be excused from the performance of its obligations hereunder, during the continuance of such inability, provided that MetroNet provides written notice of the occurrence of the Force Majeure to the Customer within seven (7) days of its occurrence and takes all reasonable measures to prevent or remove the Force Majeure. In the event of the occurrence of an event of Force Majeure, MetroNet will provide the Customer with bridge service, if possible, and the Customer may, at its option, terminate the Services Agreement with written notice if MetroNet cannot prevent or remove an act of Force Majeure within three (3) months of the occurrence of the event of Force Majeure.

(b) "Force Majeure" means a fire, rain, flood, epidemic, earthquake, snowstorm, ice buildup, quarantine, embargo, or other act of God, explosion, malfunction, damage or destruction to equipment or facilities, strike or other dispute with workers, riots or civil disputes, war (whether declared or undeclared) or armed conflict, any municipal ordinance or provincial or federal law, governmental order or regulation or order of any court or regulatory body the inability to obtain, or any delay in obtaining, local access for any reason whosoever, fraud, breaches of system security or any other event not within the reasonable control of MetroNet which renders continued provision of a Services or the Services Agreement impossible, impracticable or illegal.

12. GENERAL

(a) Any notice, request, demand, consent or other communication provided or permitted hereunder shall be in writing and given by personal delivery, or sent by registered mail, postage prepaid, or transmitted by facsimile or other form of recorded communication tested prior to transmission, addressed to the party for which it is intended at its address set out on the opposite side of this form, provided, however, that either party may change its address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change to the other party in the manner prescribed above. Any notice so given shall be deemed to have been received on the date on which it was delivered or transmitted by facsimile or other form of recorded communication.

(b) This Services Agreement is subject to all of the terms and conditions of the MetroNet's terms of service and acceptable use policies, as amended from time to time. The most up-to-date versions of these documents are available by calling 1-888-8METNET or on the Internet at www.metronet.ca

(c) This Services Agreement will be governed by and construed in accordance with the laws of the province of _____________, or, where left blank, the province of Ontario, (the "Province") and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of the Province.

(d) The invalidity or unenforceability of any provision of this Services Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant herein contained and any such invalid or unenforceable provision or covenant shall be deemed to be severable.

(e) The parties hereto confirm that it is their wish that this Services Agreement, as well as all other documents relating hereto, including all notices, have been and shall be drawn up in the English language only. Les parties aux presentes confirment leur volont, que cette convention, de meme que tous les documents, y compris tout avis, qui s'y rattachent, soient rediges en langue anglaise.